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                                                                    Exhibit 11.1

                              IDENTIX INCORPORATED
                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE



                                                                Three Months Ended               Nine Months Ended
                                                                    March 31,                        March 31,
                                                           ----------------------------    ----------------------------
                                                               1996            1995            1996             1995
                                                               ----            ----            ----             ----
Net loss                                                   $(4,346,000)    $   (86,000)    $ (3,833,000)    $  (372,000)
                                                           ===========     ===========     ============     ===========

Number of shares used in computing per share amounts:

    Weighted average common outstanding                     23,358,000      19,503,000       23,072,000      19,182,000

    Common equivalent shares attributable to
      stock options and warrants                               (a)             (a)             (a)              (a)
                                                           -----------     -----------     ------------     -----------
    Total weighted average common and common
      equivalent shares outstanding                         23,358,000      19,503,000       23,072,000      19,182,000
                                                           ===========     ===========     ============     ===========

Net loss per share                                         $     (0.19)    $        (b)    $      (0.17)    $     (0.02)
                                                           ===========     ===========     ============     ===========




(a) For the three and nine month periods ended March 31, 1996 and March 31, 1995, common equivalent shares had an anti-dilutive effect.

(b)        Less than $0.01 loss per share.




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